Schedule 13D                                                           Exh 99.16

Cusip No. 879946606

                                   EXHIBIT 16

                             JOINT FILING AGREEMENT

            The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: March 25, 2004

                                   JPMP TIW EH, LP

                                   By:    JPMP TIW EH GP, LLC
                                          its General Partner

                                   By:    J.P. Morgan Partners (BHCA), L.P.
                                          its Sole Member

                                   By:    JPMP Master Fund Manager, L.P.,
                                          its General Partner

                                   By:    JPMP Capital Corp.,
                                          its General Partner


                                   By:    /s/ Michael R. Hannon
                                          --------------------------------------
                                            Name:  Michael R. Hannon
                                            Title: Managing Director


                                   J.P. MORGAN PARTNERS (BHCA), L.P.

                                   By:    JPMP Master Fund Manager, L.P.,
                                          its General Partner

                                   By:    JPMP Capital Corp.,
                                          its General Partner


                                   By:    /s/ Michael R. Hannon
                                          --------------------------------------
                                            Name:  Michael R. Hannon
                                            Title: Managing Director